UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000 - 10210	83 - 0250943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

212-204-7926
(Registrant’s telephone number, including area code)

[Not applicable / Former Name or Address]
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	GTII	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

Item 8.01 Other Events

On February 29, 2020, (“Agreement Date”), Global Tech Industries Group, Inc. (the “Company”) a Nevada corporation and Fifth Gen Media, Inc. (“FGM”) a privately held company agreed to and executed a business combination Letter of Intent (“Agreement Letter of Intent”), with a closing date scheduled to occur on or about April 30, 2020, subject to the successful completion of a PCAOB audit of FGM for the years 2018 and 2019, and the acceptance by the Company of an approved Business Plan by FGM for the twelve month period ending March 31, 2021.

This Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “anticipates”, “projects” “will”, or “plans” to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company’s reports and registration statements filed with the Securities and Exchange Commission.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2020

GLOBAL TECH INDUSTRIES GROUP, INC.

By:	/s/ David Reichman
David Reichman
Chairman & CEO

Contact:

Mr. Mike King

Princeton Research

Las Vegas, NV

702.650.3000

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